AMENDMENT
TO

NORTHERN LIGHTS FUND TRUST IV ETFs

AP REPRESENTATIVE CONFIDENTIALITY & UNDERTAKINGS AGREEMENT

(this “Amendment”)

Dated: October 16, 2024 (the “Effective Date”)

WHEREAS, Cantor Fitzgerald & Co. (the “AP Representative”) and Northern Lights Fund Trust IV (the “Trust”) have entered into an AP Representative Confidentiality and Undertakings Agreement dated as of January 7, 2022 (the “AP Representative Agreement”).

WHEREAS, the AP Representative and the Trust seek to amend Exhibit A to the AP Representative Agreement in order to add FM Cashflow Equity ETF (the “New Fund”) as a Fund (as such term is defined in the AP Representative Agreement).

NOW THEREFORE, the AP Representative and the Trust, intending to be legally bound and in consideration of the promises and of the mutual agreements contained herein, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.	THE NEW FUND

Exhibit A to the AP Representative Agreement is hereby amended and restated in its entirety in the form of Annex A hereto, which designates the New Fund as a Fund that is subject to the terms and conditions of the AP Representative Agreement.

2.	EFFECTIVE DATE

This Amendment shall become effective as of the Effective Date.

3.	GOVERNING LAW

This Amendment shall be governed by the laws of the State of New York. THE AP REPRESENTATIVE AND THE TRUST IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK CITY AND THE APPELLATE COURTS THEREFROM OVER ANY SUIT, ACTION, OR PRECEEDING ARISING OUT OF OR RELATING TO EITHER THE AP REPRESENTATIVE AGREEMENT OR THIS AMENDMENT

[signature page to follow]

By: CANTOR FITZGERALD & CO.

/s/ Pascal Bandelier

Name: Pascal Bandelier

Title: Executive Managing Director

By: NORTHERN LIGHTS FUND TRUST IV

/s/ Wendy Wang

Name: Wendy Wang

Title: President

ANNEX A

EXHIBIT A

Names of Funds

FM Focus Equity ETF, formerly known as FMC Excelsior Focus Equity ETF

FM Compounders Equity EFT

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